UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Rick Bierly joined Medivation, Inc. as its new chief financial officer. Mr. Bierly will serve as Medivation’s principal financial and accounting officer and will report to David Hung, M.D., president and chief executive officer.

Mr. Bierly, age 58, brings to Medivation over 30 years experience in finance roles at Glaxo-SmithKline, Aventis, Centocor and Johnson & Johnson. Mr. Bierly served as an executive director in Ernst & Young’s (EY) Financial Accounting Advisory Services practice for life sciences and other clients from September 2013 to present, where he provided advisory services in connection with Finance function transformations. From 1999 to 2012, he served in several leadership roles at Johnson & Johnson, including vice president, Skillman NJ Shared Financial Services Center, where he was responsible for a shared services center providing financial accounting services to Johnson and Johnson’s US-based operating companies. Mr. Bierly also served as vice president and chief financial officer of Centocor and Ortho Biotech, and prior to that served as executive director, finance, following the acquisition of the Centocor biotechnology business by Johnson and Johnson. From 1997 to 1999 he was at Centocor Diagnostics as vice president and chief financial officer and Centocor as executive director, finance. From 1995 to 1997 he served as vice president and treasurer of a Aventis-Hoechst start-up joint venture in the blood plasma business. He also worked in senior financial roles at Aventis (1991 to 1995) and SmithKline Beecham (1981 to 1991). Mr. Bierly began his career in public accounting at EY. He holds a Bachelor of Business Administration degree from Pennsylvania State University and is a CPA in PA and NJ.

Pursuant to an offer letter entered into between Mr. Bierly and Medivation, Mr. Bierly will receive an annual base salary of $458,000, and his annual target bonus will be 60% of base salary. In addition, Mr. Bierly will receive a one-time bonus of $320,000, repayable on a pro rata basis if voluntarily leaves Medivation within two years from the date of employment.

Pursuant to the offer letter Mr. Bierly is also expected to be granted: (1) a stock option to purchase 31,023 shares of Medivation common stock with an exercise price equal to the closing price of a share of Medivation common stock on the date of grant, vesting over four years; and (2) a restricted stock unit to acquire 15,511 shares of Medivation common stock, vesting over three years. In the event of a change of control of Medivation, the vesting of these grants will be accelerated in full.

Mr. Bierly will also participate in Medivation’s relocation program, which provides that Mr. Bierly’s relocation expenses, subject to specified caps, will be paid for by Medivation, and taxable amounts will be grossed up. Relocation expenses paid are subject to repayment in the event that Mr. Bierly voluntarily leaves Medivation before the second anniversary of his employment start date.

Patrick Machado, Medivation’s chief financial officer and chief business officer, has transitioned out of his role as chief financial officer and will retire from Medivation in April 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.
Dated: March 31, 2014	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
General Counsel, Chief Compliance Officer and Corporate Secretary